Exhibit 4.3

PIEDMONT NATURAL GAS COMPANY, INC.

AND

CITIBANK, N.A. As Trustee

Second Supplemental Indenture

Dated as of

June 15, 2003

Supplemental to Indenture Dated as of April 1, 1993

Debt Securities

     THIS SECOND SUPPLEMENTAL INDENTURE dated as of June 15, 2003, between PIEDMONT NATURAL GAS COMPANY, INC., a corporation organized and existing under the laws of the State of North Carolina (the “Company”), and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States (the “Trustee”).

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of April 1, 1993 (the “Indenture”); and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of February 25, 1994; and

     WHEREAS, the Company desires to modify and amend the Indenture, as amended, for the purposes of modifying Section 4.07 to permit the Company to incur certain liens in addition to the liens now permitted therein; and

     WHEREAS, Section 10.01(g) of the Indenture provides that the Company and the Trustee may from time to time enter into indentures supplemental thereto to change or eliminate any provision of the Indenture or to add any new provision to the Indenture; provided that if such change, elimination or addition will adversely affect the interest of the holders of the Debt Securities of any series in any material respect, such change, elimination, or addition will become effective with respect to such series only when there is no Debt Security of such series remaining outstanding under the Indenture;

     WHEREAS, the Company represents that all acts and things necessary to constitute this Second Supplemental Indenture a valid, binding and enforceable instrument have been done and performed, and the execution of this Second Supplemental Indenture has in all respects been duly authorized, and the Company, in the exercise of legal right and power in it vested, is executing this Second Supplemental Indenture; and

     WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of the resolution of its Board of Directors certified by its Secretary or an Assistant Secretary authorizing the execution of the Second Supplemental Indenture, and (ii) an Officers’ Certificate and an Opinion of Counsel each stating that the execution and delivery of this Second Supplemental Indenture comply with the provisions of Article Ten of the Indenture, and that all conditions precedent provided for in the Indenture to the execution and delivery of this Second Supplemental Indenture have been complied with:

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable consideration, the receipt whereof is hereby acknowledged, the parties have executed and delivered this Second Supplemental Indenture and the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders, from time to time, of the Debt Securities, as follows:

     Section 1. Definitions. For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms used herein shall have the meanings assigned to them in the Indenture.

     Section 2. Representations and Warranties of the Company. The Company hereby represents and warrants that the Company is not, and after giving effect to this Second Supplemental Indenture will not be, in default in the performance or observance of any of the covenants or conditions of the Indenture.

     Section 3. Amendment of Indenture. Section 4.07 of the Indenture is amended by adding the following paragraph at the end thereof:

“With respect to any Debt Securities issued after June 15, 2003, liens, in addition to those permitted by paragraphs 1 through 12 above, securing indebtedness not at any time exceeding in the aggregate 5% of the consolidated stockholders’ equity of the Company and its subsidiaries as of such time.”

     Section 4. Effectiveness of this Second Supplemental Indenture. This Second Supplemental Indenture shall become effective upon June 15, 2003.

     Section 5. Concerning the Trustee. The Trustee accepts the trusts of the Indenture as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture to which the parties hereto and the Holders from time to time agree. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company.

     Section 6. Miscellaneous. (a) Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

     (b)  All the covenants, stipulations, promises and agreements in this Second Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     (c)  This Second Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.

     (d)  If any provision of the Indenture as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of or govern the Indenture, such latter provision shall control. If any provision of the Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.

     (e)  The titles and headings of the sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     (f)  This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original.

     (g)  In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereto affixed and attested, all as of the date first above written.

PIEDMONT NATURAL GAS COMPANY, INC.

	By	/s/ David J. Dzuricky

Attest:

/s/ Martin C. Ruegsegger

[Corporate Seal]

CITIBANK, N.A., AS TRUSTEE

	By	/s/ P. DeFelice

Attest:

/s/ John J. Byrnes

[Corporate Seal]

STATE OF NORTH CAROLINA	)
	)	ss.:
COUNTY OF MECKLENBURG	)

     On the 17th day of June, 2003 before me personally came David J. Dzuricky to me known, who, being by me duly sworn, did depose and say that he resides at 1915 Rexford Road, Charlotte, North Carolina, that he is Senior Vice President and Chief Executive Officer of Piedmont Natural Gas Company, Inc., one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation, and that he signed his name thereto by like authority.

/s/ Wanda R. O’Neil
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

     On the 18th day of June, 2003 before me personally came P. DeFelice to me known, who, being by me duly sworn, did depose and say that (s)he resides at 47-09 169th Street, Flushing, New York 11358, that (s)he is Vice President of Citibank, N.A., as Trustee, one of the parties described in and which executed the above instrument; that (s)he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation, and that (s)he signed (his) (her) name thereto by like authority.

/s/ Nanette Murphy
Notary Public

[NOTARIAL SEAL]